Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-8

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORWARD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	13-1950672
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

111 Congress Avenue, Suite 500, Austin, Texas 78701

(Address of Principal Executive Offices) (Zip Code)

Forward Industries, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Georgia Quinn

General Counsel

111 Congress Avenue, Suite 500

Austin, Texas 78701

(Name and address of agent for service)

(512) 256-9040

(Telephone number, including area code, of agent for service)

Copy to:

Brian Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, to register a total of 8,724,667 of Common Stock of Forward Industries, Inc. (the “Company” or the “Registrant”) issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”). The Company previously registered 129,100 shares of Common Stock (as adjusted for the 2024 1-for-10 reverse stock split) issuable under the 2021 Plan pursuant to this Registration Statement on Form S-8 originally filed with the SEC on February 24, 2021, as amended by post-effective amendment No. 1 thereto filed on September 18, 2025 (the “Prior Form S-8”). Solely with respect to the additional shares of Common Stock issuable under the 2021 Plan being registered hereby, the Company hereby incorporates by reference, pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8, except, in each case, for Items 3, 5, 6 and 8 of Part II which are being updated by this Registration Statement.

This Registration Statement also includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s directors and executive officers (which we refer to as the “Selling Shareholders”), as described under the section entitled “Selling Shareholders” therein, in connection with reoffers and resales on a continuous or delayed basis of a total of 3,751,654 shares of Common Stock, including 1,371,606 shares of Common Stock underlying outstanding stock options granted under the 2021 Plan and not covered by the Prior Form S-8, 950,996 shares of Common Stock underlying outstanding restricted stock units (“RSUs”) granted under the 2021 Plan and not covered by the Prior Form S-8, 1,156,736 shares of Common Stock underlying outstanding Performance Stock Units (“PSUs”) granted under the 2021 Plan and not covered by the Prior Form S-8 and 50,000 shares of Common Stock and 222,316 shares of Common Stock underlying outstanding stock options granted under the 2021 Plan and covered by the Prior Form S-8. The Selling Shareholders (except for one former executive officer) are considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of General Instruction C to Form S-8. The reoffer prospectus updates and supplements the information contained in the reoffer prospectus previously filed with the SEC by post-effective amendment on September 18, 2025.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

This prospectus relates to a total of 8,724,667 shares of Common Stock issuable to employees, consultants, officers, and directors of Forward Industries, Inc. and its subsidiaries under the 2021 Plan.

We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Forward Industries, Inc., 111 Congress Avenue, Suite 500, Austin, Texas 78701 or (512) 256-9040.

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REOFFER PROSPECTUS

FORWARD INDUSTRIES, INC.

3,761,654 Shares of Common Stock

This prospectus relates to the reoffer and resale of up to 3,761,654 shares of common stock, par value $0.01 per share (the “Common Stock”) of Forward Industries, Inc. (the “Company”) that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, including the shares of Common Stock that have been acquired or may hereafter be acquired by the Company’s directors and executive officers deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), pursuant to the 2021 Plan. The names of the Selling Shareholders and the amount of shares of Common Stock available to be resold are set forth below under the caption “Selling Shareholders” to the extent we presently have such information. Additionally, other affiliate selling shareholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. See “Selling Shareholders” beginning on page 3.

The Selling Shareholders may sell the shares of Common Stock, from time to time, as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Capital Market (or such other available market), at prices different than prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell the shares of Common Stock directly, or may sell them through brokers or dealers.

We will not receive any of the proceeds from the sale of these shares of Common Stock by the Selling Shareholders. We have agreed to pay all expenses relating to the registration of these shares of Common Stock. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FWDI.” On April 30, 2026, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $4.61 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is May 1, 2026.

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You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “Forward” “we,” “us,” and “our” refers to Forward Industries, Inc. and its consolidated subsidiaries.

Our Company

We are a Solana focused digital asset treasury company, with the strategy to buy, hold, stake, trade, invest in, and grow SOL and SOL related digital assets, protocols and businesses. Our mission is to expand and strengthen the Solana ecosystem by acquiring and staking SOL and engaging with, providing tools to and investing in the Solana protocol, Solana developers and Solana related projects in order to increase shareholder value. In connection with a private placement transaction in September 2025, we launched our digital asset treasury strategy, which we have been executing to date by holding SOL, staking SOL, operating a SOL validator, engaging in the SOL decentralized finance (“DeFi”) ecosystem and actively repurchasing shares of our common stock.

Under our new treasury policy and strategy, the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, primarily SOL, fwdSOL (a Liquid Staking Token, or “LST”, developed by the Company in collaboration with Socean Labs Inc., doing business as Sanctum, on the Solana blockchain) and similar assets. We have selected SOL as our primary treasury asset because we believe it is earlier in its lifecycle, operationally superior, higher yield generating and underexposed as compared to Bitcoin and other digital assets, presenting a unique opportunity for Forward to become the largest Solana asset treasury operator in the industry. Our planned approach involves acquiring SOL, staking our holdings via our own validator, deploying SOL into various DeFi protocols to earn yield, fees or rewards, lending SOL to earn interest, pledging SOL as collateral to borrow other assets and generating revenue through strategic acquisitions, partnerships and deployments within the Solana ecosystem.

Forward also operates an engineering services business, which provides hardware and software product design and engineering services to customers predominantly located in the U.S.

Corporate Information

Our principal executive offices are located at 111 Congress Avenue, Suite 500, Austin, Texas 78701 and our telephone number is (512) 256-9040. Our corporate website address is www.forwardindustries.com/. The information on our website is not incorporated into this reoffer prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 11, 2025, and any subsequent filings with the SEC, which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

USE OF PROCEEDS

This reoffer prospectus relates to shares of Common Stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Common Stock offered and sold pursuant to this reoffer prospectus. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

We have agreed to pay all expenses relating to the registration of Common Stock to be offered and sold pursuant to this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale by the Selling Shareholders listed below of shares of Common Stock which have been acquired or may be acquired by the Selling Shareholders who may be deemed “affiliates” of the Company pursuant to the 2021 Plan.

The following table sets forth as of May 1, 2026 with respect to the Selling Shareholders:

(a) the name of each Selling Shareholder;

(b) the number of shares of Common Stock beneficially owned by each Selling Shareholder;

(c) the maximum number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus; and

(d) the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Shareholder assuming the sale of all shares offered hereby.

We may amend or supplement this reoffer prospectus form time to time in the future to update the information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each such Selling Shareholder and information about the shares beneficially owned by such Selling Shareholders. The number of shares in the column “Shares of Common Stock Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Shareholder currently owns or has the right to acquire within 60 days of the date of this prospectus. The number of shares in the column “Shares of Common Stock Offered Pursuant to this Reoffer Prospectus” represents all of the shares that a Selling Shareholder may offer under this reoffer prospectus and includes shares issuable upon the exercise of options and vesting under Equity Award Agreements that have not yet vested and are not included in the column “Shares of Common Stock Beneficially Owned Prior to the Offering.”

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Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Shares of Common Stock Underlying Vested Awards Offered Pursuant to this Reoffer Prospectus (2)	Shares of Common Stock Underlying Unvested Awards Offered Pursuant to this Reoffer Prospectus (3)	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1)
Officers and Directors
Ryan Navi (4)	10,000	0	1,322,603	10,000	*
Georgia Quinn (5)	0	0	881,735	0	0
Mark Brazier (6)	0	0	825,000	0	0
Michael Pruitt (7)	129,779	128,779	75,000	1,000	*
Keith Johnson (8)	49,647	49,647	112,500	0	0
Sangita Shah (9)	160,003	148,890	112,500	11,113	*
Kathleen Weisberg (10)	57,500	57,500	37,500	0	0

* Represents less than 1% of the number of shares of Common Stock outstanding.

(1)	Applicable percentages are based on 74,679,699 shares of Common Stock outstanding as of May 1, 2026, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options and Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) which are vested or vest within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.

(2)	Represents shares of Common Stock and shares of Common Stock underlying stock options that have vested or will vest within 60 days.

(3)	Represents shares underlying stock options, RSUs and PSUs that have not vested and may not vest. Shares underlying unvested awards may not be sold unless and until such awards vest and the underlying shares are issued in accordance with the terms of the award and the 2021 Plan. PSUs are subject to continued service and performance-based vesting conditions. The number of shares shown in footnotes as issuable upon settlement of PSUs reflects the maximum number of shares that could become issuable upon achievement of the highest level of performance under the PSU award terms. The actual number of shares issued upon settlement may be less than this amount (including zero), and any unvested or unearned PSUs may be forfeited without consideration. Accordingly, there can be no assurance that any shares underlying the PSUs will ever be issued to, or sold by, the Selling Shareholder.

(4)	Mr. Navi is the Chief Investment Officer of the Company. Represents (i) 382,085 shares of Common Stock issuable upon settlement of restricted stock units, (ii) 176,347 shares of Common Stock underlying stock options exercisable at $9.66 per share that vest in twelve equal quarterly installments beginning on December 1, 2026, (iii) 176,347 shares of Common Stock underlying stock options exercisable at $14.49 per share that vest in twelve equal quarterly installments beginning on December 1, 2026, and (iv) up to 587,824 shares of Common Stock that may become issuable upon settlement of PSUs, including PSUs that may vest and settle more than 60 days after the Determination Date.

(5)	Ms. Quinn is the Company’s General Counsel. Represents (i) 293,911 shares of Common Stock issuable upon settlement of restricted stock units, (ii) 146,956 shares of Common Stock underlying stock options exercisable at $9.66 per share that vest in twelve equal quarterly installments beginning on November 17, 2026, (iii) 146,956 shares of Common Stock underlying stock options exercisable at $14.49 per share that vest in twelve equal quarterly installments beginning on November 17, 2026, and (iv) up to 293,912 shares of Common Stock that may become issuable upon settlement of PSUs, including PSUs that may vest and settle more than 60 days after the Determination Date.

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(6)	Mr. Brazier is the Chief Financial Officer of the Company. Represents (i) 275,000 shares of Common Stock issuable upon settlement of restricted stock units, (ii) 137,500 shares of Common Stock underlying stock options exercisable at $9.18 per share that vest in twelve equal quarterly installments beginning on April 13, 2027, (iii) 137,500 shares of Common Stock underlying stock options exercisable at $13.77 per share that vest in twelve equal quarterly installments beginning on April 13, 2027, and (iv) up to 275,000 shares of Common Stock that may become issuable upon settlement of PSUs, including PSUs that may vest and settle more than 60 days after the Determination Date.

(7)	Mr. Pruitt is the Chief Executive Officer and a director of the Company. Represents (i) 90,000 shares of Common Stock underlying stock options exercisable at $18.50 per share, (ii) 13,779 shares of Common Stock underlying stock options exercisable at $6.01 per share, and (iii) 100,000 shares of Common Stock underlying stock options exercisable at $5.02 per share that vest in four equal quarterly installments beginning on June 10, 2026. Of the options detailed in (iii) above, 25,000 shares of Common Stock underlying stock options are included in the Vested Award Column as that amount will vest within 60 days.

(8)	Mr. Johnson is a member of the Board of Directors. Represents (i) 12,147 shares of Common Stock underlying stock options exercisable at $6.37 per share and (ii) 150,000 shares of Common Stock underlying stock options exercisable at $5.02 per share that vest in four equal quarterly installments beginning on June 10, 2026. Of the options detailed in (ii) above 37,500 shares of Common Stock underlying stock options are included in the Vested Award Column as that amount will vest within 60 days.

(9)	Ms. Shah is a member of the Board of Directors. Represents (i) 1,947 shares of Common Stock underlying stock options exercisable at $23.90 per share, (ii) 2,777 shares of Common Stock underlying stock options exercisable at $15.60 per share, (iii) 2,463 shares of Common Stock underlying stock options exercisable at $17.20 per share, (iv) 2,807 shares of Common Stock underlying stock options exercisable at $14.70 per share, (v) 4,158 shares of Common Stock underlying stock options exercisable at $10.30 per share, (vi) 11,081 shares of Common Stock underlying stock options exercisable at $7.60 per share, (vii) 50,000 shares of Common Stock, (viii) 24,010 shares of Common Stock underlying stock options exercisable at $3.73 per share, (ix) 12,147 shares of Common Stock underlying stock options exercisable at $6.37 per share, and (x) 150,000 shares of Common Stock underlying stock options exercisable at $5.02 per share that vest in four equal quarterly installments beginning on June 10, 2026. Of the options detailed in (x) above, 37,500 shares of Common Stock underlying stock options are included in the Vested Award Column as that amount will vest within 60 days. Ms. Shah also beneficially owns 11,113 shares of Common Stock with her husband which are not being registered hereunder.

(10)	Ms. Weisberg is the Director of Financial Reporting and former Chief Financial Officer of the Company and is no longer deemed an affiliate of the Company. Notwithstanding her non-affiliate status, the shares covered by this reoffer prospectus are being registered so that Ms. Weisberg may sell such shares pursuant to this reoffer prospectus until such time as she is no longer subject to the more stringent resale limitations applicable to affiliates (or former affiliates) under Rule 144 under the Securities Act, including the one-year holding period and the volume, manner of sale, and current public information requirements that continue to apply to former affiliates for a period following their departure. The shares covered by this reoffer prospectus may be offered and sold by Ms. Weisberg from time to time and represent (i) 45,000 shares of Common Stock underlying stock options exercisable at $18.50 per share and (ii) 50,000 shares of Common Stock underlying stock options exercisable at $4.83 per share that vest in four equal installments beginning on June 8, 2026. Of the options detailed in (ii) above, 12,500 shares of Common Stock underlying stock options are included in the Vested Award Column as that amount will vest within 60 days.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered for the account of the Selling Shareholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on The Nasdaq Capital Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to be reoffered and resold pursuant to this reoffer prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. There is no assurance that the Selling Shareholders will sell all or a portion of the Common Stock offered hereby.

The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Shareholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Nason Yeager Gerson Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

EXPERTS

The consolidated financial statements of Forward Industries, Inc. and Subsidiaries for the year ended September 30, 2025 have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report thereon appearing in Forward Industries, Inc. and Subsidiaries’ Annual Report on Form 10-K for the year ended September 30, 2025, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Forward Industries, Inc. and Subsidiaries for the year ended September 30, 2024 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Forward Industries, Inc. and Subsidiaries’ Annual Report on Form 10-K for the year ended September 30, 2025, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Forward Industries, Inc. and Subsidiaries’ ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov/ or on our website at https://forwardindustries.com/investors#sec-filings/. Information included on our web site is not part of this reoffer prospectus.

We have filed with the SEC a registration statement on Form S-8, as amended, under the Securities Act, with respect to the shares of Common Stock offered by the Selling Shareholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on December 11, 2025;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2025 filed on February 12, 2026;

(c)	Current Reports on Form 8-K filed on March 9, 2026, March 13, 2026, March 19, 2026, April 8, 2026 and April 17, 2026; and

(d)	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the SEC on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description

In addition, all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

The Company will provide a copy of any document incorporated by reference in this reoffer prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, upon written or oral request. You may request this information by writing or calling us at the following address or phone number:

111 Congress Avenue, Suite 500

Austin, Texas 78701

(512) 256-9040

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed below are incorporated by reference in the registration statement:

(a)	(a) Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on December 11, 2025;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2025 filed on February 12, 2026;

(c)	Current Reports on Form 8-K filed on March 9, 2026, March 13, 2026, March 19, 2026, April 8, 2026 and April 17, 2026;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above;

(e)	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the SEC on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description; and

(f)	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith, reasonably believed, in the case of conduct in the person’s official capacity as a director, that the person’s conduct was in the best interests of the corporation and, in all other cases, that the person’s conduct was not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. The corporation may indemnify such person against all judgments, fines, amounts paid in settlement and all expenses, including attorneys’ and other experts’ fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person; provided, however that indemnification is not permitted if such person has been found liable for (a) willful or intentional misconduct in the performance of the person's duty to the corporation; (b) breach of the person's duty of loyalty; or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

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Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

Section 8.104 of the TBOC provides that the corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors.

Our Certificate of Incorporation and Bylaws provide for indemnification of our officers, directors and agents to the fullest extent permitted under the TBOC. However, (a) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (b) no indemnification may be made if there has been a settlement approved by the court and the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement; and (c) in the event of a proceeding by or in the right of the Corporation to procure a judgment in its favor, no indemnification may be made if it is settled or otherwise disposed of or such person shall have been finally adjudged liable to the Corporation, unless (and only to the extent that) the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the SEC has taken the position that, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The shares of restricted Common Stock previously issued under the 2021 Plan and the shares of Common Stock underlying the unvested RSUs and PSUs previously issued under the 2021 Plan, being registered for reoffer and resale hereby, have been issued without registration in reliance on the exemption from registration provided for in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

ITEM 8. EXHIBITS.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
4.1	2021 Equity Incentive Plan	8-K	12/23/2020	4.1
4.2	Amendment No.1 to the 2021 Equity Incentive Plan	S-8	9/18/2025	4.2
4.3	Amendment No. 2 to the 2021 Equity Incentive Plan	8-K	3/9/2026	10.1
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.				Filed
10.1	Form of Equity Award Agreement				Filed
23.1	Consent of CBIZ CPAs P.C., independent registered public accounting firm				Filed
23.2	Consent of CohnReznick LLP, independent registered public accounting firm				Filed
23.3	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
107	Filing fee table				Filed

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2026.

FORWARD INDUSTRIES, INC.

By: /s/ Michael Pruitt

Michael Pruitt

Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael Pruitt	Interim Chief Executive Officer (Principal Executive Officer) and Director	May 1, 2026
Michael Pruitt

/s/ Mark Brazier	Chief Financial Officer (Principal Financial Officer)	May 1, 2026
Mark Brazier

/s/ Pyahm Samani	Chairman of the Board of Directors	May 1, 2026
Pyahm (Kyle) Samani

/s/ Sangita Shah	Director	May 1, 2026
Sangita Shah

/s/ Keith Johnson	Director	May 1, 2026
Keith Johnson

/s/ Saurabh Sharma	Director	May 1, 2026
Saurabh Sharma

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